UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 2, 2012 (April 30, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD.

On April 30, 2012, Arch Coal, Inc. (the “Company”) entered into a commitment letter (the “PNC Commitment Letter”) with PNC Bank, National Association (“PNC”) and PNC Capital Markets LLC (together with PNC, the “PNC Parties”).  Pursuant to the PNC Commitment Letter, the PNC Parties have agreed, subject to the conditions set forth in the PNC Commitment Letter, to enter into an amendment (the “Amendment”) to the Company’s existing senior secured credit facility (the “Credit Facility”).  The Amendment, among other things, would (i) include a new $1.0 billion term loan facility with a six-year term (the “Term Loan Facility”), (ii) reduce revolving credit commitments under the Credit Facility by the amount of the Term Loan Facility, (iii) add a Minimum EBITDA covenant and (iv) amend the Maximum Leverage Ratio, the Maximum Secured Leverage Ratio and the Minimum Interest Coverage Ratio currently in place under the Credit Facility.  PNC would continue to serve as sole administrative agent with respect to the revolving credit facility under the Credit Facility and as sole collateral agent for all lenders under the Credit Facility.

The Company also entered into a commitment letter (the “Term Loan Commitment Letter”) on April 30, 2012 with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Bank, National Association, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., The Royal Bank of Scotland PLC, RBS Securities Inc., BMO Capital Markets Corp. and Union Bank, N.A. (collectively, the “Term Loan Commitment Parties”).  Pursuant to the Term Loan Commitment Letter, the Term Loan Commitment Parties have committed, subject to the conditions set forth in the Term Loan Commitment Letter, to lend $1.0 billion in the aggregate under the Term Loan Facility, with the ability to syndicate all or part of their respective commitments.  The Term Loan Facility would not contain any financial maintenance covenants.  Bank of America would serve as sole administrative agent under the Term Loan Facility.

The foregoing is a summary of certain terms of the PNC Commitment Letter and the Term Loan Commitment Letter and not a complete discussion of either document.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the PNC Commitment Letter and the Term Loan Commitment Letter.  The PNC Commitment Letter and the Term Loan Commitment Letter are furnished with this Current Report as Exhibits 99.1 and 99.2, respectively.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Commitment Letter, dated as of April 30, 2012, among Arch Coal, Inc., PNC Bank, National Association and PNC Capital Markets LLC.

99.2

Commitment Letter, dated as of April 30, 2012, among Arch Coal, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Bank, National Association, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., The Royal Bank of Scotland PLC, RBS Securities Inc., BMO Capital Markets Corp. and Union Bank, N.A.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Commitment Letter, dated as of April 30, 2012, among Arch Coal, Inc., PNC Bank, National Association and PNC Capital Markets LLC.

99.2

Commitment Letter, dated as of April 30, 2012, among Arch Coal, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Bank, National Association, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., The Royal Bank of Scotland PLC, RBS Securities Inc., BMO Capital Markets Corp. and Union Bank, N.A.